Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2018 First Quarter Results
First Quarter Recurring Revenue Grows 13% representing 89% of total revenue;
Reaffirms 2018 Full Year Financial Guidance

Charleston, S.C. (April 30, 2018) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its first quarter ended March 31, 2018.

"We've continued moving the business towards a subscriptions-based revenue model with our mix of recurring revenue now standing at 89% of total, a new all-time high for us," said Mike Gianoni, Blackbaud's president and CEO. "The market remains strong and we continue to integrate our solution portfolio at a rapid pace and deliver innovative new software capabilities to our growing base of over 40,000 customers and to the millions of individual change makers using our platforms."

First Quarter 2018 Results Compared to First Quarter 2017 Results:

•	Total GAAP revenue was $204.2 million, up 10.3%, with $180.8 million in GAAP recurring revenue, representing 88.6% of total GAAP revenue. GAAP recurring revenue was up 13.0%.

•	Total non-GAAP revenue was $204.5 million, up 10.5%, with $181.1 million in non-GAAP recurring revenue, representing 88.6% of total non-GAAP revenue. Non-GAAP recurring revenue was up 13.2%.

•	Non-GAAP organic revenue increased 5.3% and non-GAAP organic recurring revenue increased 7.2%.

•	GAAP income from operations increased 32.5% to $17.6 million, with GAAP operating margin increasing 140 basis points to 8.6%.

•	Non-GAAP income from operations increased 18.0% to $43.2 million, with non-GAAP operating margin increasing 130 basis points to 21.1%.

•	GAAP net income increased 35.1% to $17.8 million, with GAAP diluted earnings per share of $0.37, up $0.09.

•	Non-GAAP net income increased 35.8% to $31.9 million, with non-GAAP diluted earnings per share of $0.66, up $0.16.

•	Non-GAAP free cash flow was $(1.1) million, a decrease of $4.6 million.

"Execution against our strategic plan allowed us to post solid results for the quarter," said Tony Boor, Blackbaud's executive vice president and CFO. "We've adopted ASC 606 using the full retrospective method and we're now reporting maintenance and subscriptions combined as recurring revenue given the tremendous progress we've made in shifting our revenue model towards cloud-based subscriptions."

An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights:

•	David Benjamin joined Blackbaud as Group President leading its International Markets Group (IMG), which includes the company's United Kingdom, Australia and New Zealand operations.

•
Kevin Gregoire joined Blackbaud as Group President leading its Enterprise Market Group (EMG) for North America while Brian Boruff transitioned to a new role as Executive Vice President of Partner Ecosystem and Global Alliances.

•
The company introduced Blackbaud Grantmaking™, its newest and most comprehensive grants management solution, which evolves the experience previously available with its original grantmaking solution, GIFTS Online™.

•	Blackbaud reported strong momentum in adoption rates among higher education institutions seeking an integrated, smart cloud solution set.

•	The Blackbaud Institute for Philanthropic Impact™ released one of its most highly anticipated annual reports, the 2017 Charitable Giving Report.

•	Blackbaud has been named to the Forbes America’s Best Employers for Diversity 2018 list.

•	Blackbaud granted a one-time stock award to eligible employees, equivalent to approximately $2,000 (USD).

Visit www.blackbaud.com/press-room for more information about Blackbaud’s recent highlights.

Dividend
Blackbaud announced today that its Board of Directors has declared a second quarter 2018 dividend of $0.12 per share payable on June 15, 2018 to stockholders of record on May 25, 2018.

Financial Outlook
Blackbaud today reaffirmed its 2018 full year financial guidance:

•	Non-GAAP revenue of $870 million to $890 million

•	Non-GAAP operating margin of 20.6% to 21.0%

•	Non-GAAP diluted earnings per share of $2.75 to $2.88

•	Non-GAAP free cash flow of $165 million to $175 million

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Reclassifications
Our revenue from "subscriptions" and "maintenance" and a portion of our "services and other" revenue have been combined within "recurring" revenue beginning in 2018. In order to provide comparability between periods presented, those amounts of revenue have been combined within "recurring" revenue in the previously reported consolidated statements of comprehensive income to conform to presentation of the current period. Similarly, "cost of subscriptions" and "cost of maintenance" and a portion of "cost of services and other" have been combined within "cost of recurring" in the previously reported consolidated statements of comprehensive income to conform to presentation of the current period. "Services and other" revenue has been renamed as "one-time services and other" and consists of revenue that did not meet the description of "recurring" revenue in the consolidated statements of comprehensive income.

PRESS RELEASE

Adoption of New Revenue Accounting Standard
On January 1, 2018, we adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"), using the full retrospective method of transition, which requires that the standard be applied to all periods presented. The impacts of adoption are reflected in the financial information herein. We have provided more detailed information regarding the impact of our adoption of ASU 2014-09 in a Form 8-K filed with the SEC today. We have also made that information accessible via the Investor Relations section of our website.

Conference Call Details
What:    Blackbaud's 2018 First Quarter Conference Call
When:    May 1, 2018
Time:     8:00 a.m. (Eastern Time)
Live Call:     800-289-0462 (US/Canada); passcode 788816.
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, corporations, education institutions, healthcare institutions and individual change agents—Blackbaud connects and empowers organizations to increase their impact through software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing, and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact:	Media Contact:
Mark Furlong	Nicole McGougan
Director of Investor Relations	Public Relations Manager
843-654-2097	843-654-3307
mark.furlong@blackbaud.com	nicole.mcgougan@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results, expectations that our revenue will continue to grow, and expectations that we will achieve our projected 2018 full-year financial guidance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

PRESS RELEASE

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

As previously disclosed, beginning in 2018, Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP tax rate will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All first quarter 2017 measures of non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 32.0%.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures

PRESS RELEASE

may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$25,013	$29,830
Restricted cash due to customers	170,792	610,344
Accounts receivable, net of allowance of $5,480 and $5,141 at March 31, 2018 and December 31, 2017, respectively	88,911	95,679
Customer funds receivable	6,373	1,536
Prepaid expenses and other current assets	68,474	61,978
Total current assets	359,563	799,367
Property and equipment, net	44,647	42,243
Software development costs, net	57,062	54,098
Goodwill	537,433	530,249
Intangible assets, net	306,776	314,651
Other assets	62,453	57,238
Total assets	$1,367,934	$1,797,846
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$23,619	$24,693
Accrued expenses and other current liabilities	40,113	54,399
Due to customers	177,165	611,880
Debt, current portion	8,576	8,576
Deferred revenue, current portion	254,877	275,063
Total current liabilities	504,350	974,611
Debt, net of current portion	458,592	429,648
Deferred tax liability	48,080	48,023
Deferred revenue, net of current portion	5,075	3,643
Other liabilities	7,516	5,632
Total liabilities	1,023,613	1,461,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 59,233,843 and 58,551,761 shares issued at March 31, 2018 and December 31, 2017, respectively	59	59
Additional paid-in capital	362,113	351,042
Treasury stock, at cost; 10,710,248 and 10,475,794 shares at March 31, 2018 and December 31, 2017, respectively	(261,710)	(239,199)
Accumulated other comprehensive income (loss)	7,041	(642)
Retained earnings	236,818	225,029
Total stockholders’ equity	344,321	336,289
Total liabilities and stockholders’ equity	$1,367,934	$1,797,846

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2018	2017
Revenue
Recurring	$180,846	$160,047
One-time services and other	23,338	25,025
Total revenue	204,184	185,072
Cost of revenue
Cost of recurring	69,079	63,875
Cost of one-time services and other	18,958	21,607
Total cost of revenue	88,037	85,482
Gross profit	116,147	99,590
Operating expenses
Sales, marketing and customer success	45,477	40,997
Research and development	25,958	22,706
General and administrative	25,051	21,923
Amortization	1,269	691
Restructuring	811	—
Total operating expenses	98,566	86,317
Income from operations	17,581	13,273
Interest expense	(3,517)	(2,377)
Other income, net	160	286
Income before provision for income taxes	14,224	11,182
Income tax benefit	(3,527)	(1,960)
Net income	$17,751	$13,142
Earnings per share
Basic	$0.38	$0.28
Diluted	$0.37	$0.28
Common shares and equivalents outstanding
Basic weighted average shares	47,019,603	46,501,761
Diluted weighted average shares	48,009,395	47,482,840
Dividends per share	$0.12	$0.12
Other comprehensive income
Foreign currency translation adjustment	6,437	152
Unrealized gain on derivative instruments, net of tax	1,079	182
Total other comprehensive income	7,516	334
Comprehensive income	$25,267	$13,476

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(dollars in thousands)	2018	2017
Cash flows from operating activities
Net income	$17,751	$13,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,820	18,091
Provision for doubtful accounts and sales returns	1,774	2,738
Stock-based compensation expense	11,092	9,294
Deferred taxes	902	592
Amortization of deferred financing costs and discount	188	239
Other non-cash adjustments	(197)	(243)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	5,088	(4,027)
Prepaid expenses and other assets	(10,052)	(3,195)
Trade accounts payable	(1,655)	(1,267)
Accrued expenses and other liabilities	(14,092)	(15,536)
Deferred revenue	(18,866)	(7,064)
Net cash provided by operating activities	11,753	12,764
Cash flows from investing activities
Purchase of property and equipment	(5,771)	(2,719)
Capitalized software development costs	(7,103)	(6,583)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(5,036)	59
Net cash used in investing activities	(17,910)	(9,243)
Cash flows from financing activities
Proceeds from issuance of debt	81,700	67,600
Payments on debt	(52,875)	(53,794)
Employee taxes paid for withheld shares upon equity award settlement	(22,511)	(14,828)
Proceeds from exercise of stock options	9	11
Change in due to customers	(434,640)	(195,999)
Change in customer funds receivable	(4,783)	—
Dividend payments to stockholders	(5,825)	(5,765)
Net cash used in financing activities	(438,925)	(202,775)
Effect of exchange rate on cash, cash equivalents, and restricted cash	713	26
Net decrease in cash, cash equivalents, and restricted cash	(444,369)	(199,228)
Cash, cash equivalents, and restricted cash, beginning of period	640,174	370,673
Cash, cash equivalents, and restricted cash, end of period	$195,805	$171,445
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	March 31, 2018	December 31, 2017
Cash and cash equivalents	$25,013	$29,830
Restricted cash due to customers	170,792	610,344
Total cash, cash equivalents and restricted cash in the statement of cash flows	195,805	640,174

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2018	2017
GAAP Revenue	$204,184	$185,072
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	348	—
Non-GAAP revenue	$204,532	$185,072

GAAP gross profit	$116,147	$99,590
GAAP gross margin	56.9%	53.8%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	348	—
Add: Stock-based compensation expense	1,095	791
Add: Amortization of intangibles from business combinations	10,386	9,855
Add: Employee severance	575	952
Add: Acquisition-related integration costs	—	86
Subtotal	12,404	11,684
Non-GAAP gross profit	$128,551	$111,274
Non-GAAP gross margin	62.9%	60.1%

GAAP income from operations	$17,581	$13,273
GAAP operating margin	8.6%	7.2%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	348	—
Add: Stock-based compensation expense	11,092	9,294
Add: Amortization of intangibles from business combinations	11,655	10,546
Add: Employee severance	931	2,746
Add: Acquisition-related integration costs	433	230
Add: Acquisition-related expenses	394	570
Add: Restructuring costs	811	—
Subtotal	25,664	23,386
Non-GAAP income from operations	$43,245	$36,659
Non-GAAP operating margin	21.1%	19.8%

GAAP income before provision for income taxes	$14,224	$11,182
GAAP net income	$17,751	$13,142

Shares used in computing GAAP diluted earnings per share	48,009,395	47,482,840
GAAP diluted earnings per share	$0.37	$0.28

Non-GAAP adjustments:
Add: GAAP income tax benefit	(3,527)	(1,960)
Add: Total non-GAAP adjustments affecting income from operations	25,664	23,386
Non-GAAP income before provision for income taxes	39,888	34,568
Assumed non-GAAP income tax provision(1)	$7,978	$11,062
Non-GAAP net income	$31,910	$23,506

Shares used in computing non-GAAP diluted earnings per share	48,009,395	47,482,840
Non-GAAP diluted earnings per share	$0.66	$0.50

(1)
Beginning in 2018, Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The 2017 measures of non-GAAP net income and non-GAAP diluted earnings per share are calculated under Blackbaud's historical non-GAAP effective tax rate of 32.0%.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2018	2017
GAAP revenue	$204,184	$185,072
GAAP revenue growth	10.3%
(Less) Add: Non-GAAP acquisition-related revenue (1)	348	9,202
Total Non-GAAP adjustments	348	9,202
Non-GAAP revenue (2)	$204,532	$194,274
Non-GAAP organic revenue growth	5.3%

Non-GAAP revenue (2)	$204,532	$194,274
Foreign currency impact on non-GAAP revenue (3)	(2,093)	—
Non-GAAP revenue on constant currency basis (3)	$202,439	$194,274
Non-GAAP organic revenue growth on constant currency basis	4.2%

GAAP recurring revenue	$180,846	$160,047
GAAP recurring revenue growth	13.0%
(Less) Add: Non-GAAP acquisition-related revenue (1)	303	9,009
Total Non-GAAP adjustments	303	9,009
Non-GAAP recurring revenue	$181,149	$169,056
Non-GAAP organic recurring revenue growth	7.2%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP revenue for the prior year periods presented herein may not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

(dollars in thousands)	Three months ended March 31,
	2018	2017
GAAP net cash provided by operating activities	$11,753	$12,764
Less: purchase of property and equipment	(5,771)	(2,719)
Less: capitalized software development costs	(7,103)	(6,583)
Non-GAAP free cash flow	$(1,121)	$3,462